UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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On November 3, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Highlights 15 Irrefutable Facts about ADP’s Opportunity for Improvement

New York, NY – November 3, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today highlighted for shareholders 15 irrefutable facts about ADP’s (NASDAQ:ADP) opportunity for improvement:

1.	ADP’s labor productivity trails competitors by 28%, with revenue per employee of $161,000 versus $223,000 for competitors.

2.	From 2009 to 2017, Paychex’s net operational revenue per employee has increased 35% from $158,000 to $214,000. Over the same period, ADP’s net operational revenue per employee has increased 2%.

3.	ADP’s Employer Services has net operational margins of 19%, while Paychex has net operational margins of 41%. 35% of Employer Services revenue is directly comparable to Paychex.

4.	ADP’s Employer Services’ gross margins trail its direct competitors’ (in all segments) gross margins by 1,600 basis points (~58% vs. ~74%).

5.	Since 2009, ADP’s Enterprise segment has lost market share and shown a reduction in revenues while competitors (Workday, Ultimate Software and Ceridian Dayforce) have seen revenue growth of more than $2 billion and increases in enterprise value of more than $25 billion over the same period.

6.	ADP does not have a best-in-class Enterprise product nor has it announced a timeline for its current offering’s replacement.

7.	ADP’s technology spend of $860 million is more than the combined budgets of its competitors’, yet it remains a technology laggard.

8.	Businesses which ADP has divested over the past decade (including Solera, CDK, and, most recently, its CHSA/COBRA business) have made massive margin gains now that they are no longer overseen and controlled by ADP.

9.	ADP’s Employer Services’ organic growth has declined from 6% to 4% in FY 2017, and is projected by ADP management to decline further to 2-3% in FY 2018.

10.	ADP’s long-term plan announced during the proxy contest achieves only 100 to 200 basis points of operating margin expansion by 2020.

11.	In the U.S. alone, ADP has six discrete corporate campuses and ~130 sales and services centers.

12.	ADP’s 12 most senior executives have an average tenure at ADP of 20 years – none of these operating executives has worked at another company in more than a decade.

13.	ADP’s Glassdoor rankings on all measures (anonymous employee rankings of their employers) are last or 2nd to last amongst all of its competitors.

14.	ADP’s underperformance has been obfuscated by confusing, limited and reduced disclosures to shareholders.

15.	ADP rejected multiple settlement proposals from Pershing Square and our request for a universal ballot.

These facts are irrefutable and have not been addressed by ADP.

Pershing Square has highlighted the need for ADP to pursue a transformation focused on operational efficiency and technology leadership, which would allow Employer Services’ revenue growth to accelerate to 7%+ and its margins to increase from 19% to 35% in line with its potential.

Pershing Square held a webcast on November 1st to summarize our case for change at ADP. We encourage shareholders to watch a replay of this presentation here. Shareholders can download a copy of that presentation here and a transcript of the event will be available here shortly.

We have enjoyed an open dialogue with our fellow shareholders and appreciate their support. We encourage shareholders to reach out to us directly if they have any questions.

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

To vote for Pershing Square’s Nominees for ADP’s Transformation and ensure that Bill Ackman, Veronica Hagen and Paul Unruh are elected to the board, shareholders should vote the GOLD Proxy Card or GOLD Voting Instruction Form.

THE ONLY WAY TO VOTE FOR BILL ACKMAN AND THE NOMINEES FOR ADP’S TRANSFORMATION IS TO VOTE THE GOLD PROXY CARD OR VOTING INSTRUCTION FORM.

You can vote by Internet or telephone by following the directions on your GOLD Proxy Card or Voting Instruction Form. You should no longer vote by mail as mailed Proxy Cards and Voting Instruction Forms will not arrive in time to be counted in the November 7 election. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein.

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